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                                                                    EXHIBIT 23.7

                      CONSENT OF PERSON TO BECOME DIRECTOR

    I hereby consent to being named in this Registration Statement as a person who may become a director of Nellcor Incorporated.


                                          /s/ THOMAS A. MCDONNELL


                                          --------------------------------------
                                          Thomas A. McDonnell

Dated: July 20, 1995